Exhibit 99.1
Pinnacle Airlines Reports Second Quarter 2006 Financial Results
MEMPHIS, TN — August 1, 2006 — Pinnacle Airlines Corp. (Nasdaq: PNCL) (“Pinnacle” or the “Company”) today reported second quarter 2006 earnings per fully diluted share (“EPS”) of $0.54. Operating income and net income were $19.5 million and $11.9 million, respectively. For the six months ended June 30, 2006, Pinnacle reported EPS of $1.15. Operating income and net income were $41.0 million and $25.2 million, respectively.
Operating income during the second quarter was negatively affected by a one-time, noncash charge of $1.4 million related to the previously unrecorded obligation for Pilot post-retirement health care benefits. Pinnacle provides a benefit for its Pilots which enables them to continue coverage under the Company’s health care plan after reaching the mandatory retirement age of 60 and prior to their eligibility for Medicare coverage. This charge negatively affected second quarter EPS by $0.04. The amounts were not material for any prior period. In addition, Pinnacle recorded a pre-tax charge of $1.4 million during the second quarter related to a change in estimate in its provision for sublease losses associated with the return of eleven Saab 340 aircraft from Mesaba Aviation, Inc., which also reduced second quarter EPS by $0.04. Pinnacle’s second quarter 2006 EPS would have been $0.62 without these two nonrecurring items, as compared to second quarter 2005 EPS of $0.63.
EPS for the six months ended June 30, 2006 was $1.15. During the first quarter of 2005, the Company recorded a pre-tax gain of $18.0 million ($11.3 million net of related income taxes) associated with the repurchase of its note payable to Northwest Airlines. This gain increased EPS for the six months ended June 30, 2005 by $0.51. Excluding this gain, EPS for the six months ended June 30, 2005 was $1.18. EPS for the six months ended June 30, 2006 excluding the charges related to the pilot post-retirement liability and bankruptcy provisions was $1.23, a 4% increase over the same period in 2005, excluding the aforementioned gain.
For the three months ended June 30, 2006, Pinnacle recorded operating revenue of $204.5 million, a decrease of $8.4 million, or 4%, over the same period in 2005. Pinnacle completed 103,471 block hours and 63,053 cycles, decreases of 6% and 2%, respectively, over the same periods in 2005. The decrease in revenue, block hours and cycles was attributable to the decrease in fleet size after Northwest removed 15 aircraft from our CRJ fleet in November 2005. During the second quarter 2005, Pinnacle accepted deliveries of 14 aircraft and had an average fleet size of 131 aircraft, as opposed to the second quarter 2006 in which it maintained a fleet size of 124 throughout the quarter.
For the six months ended June 30, 2006, Pinnacle recorded operating revenue of $411.6 million, an increase of $4.0 million, or 1%, over the same period in 2005. For the six months ended June 30, 2006, Pinnacle completed 206,068 block hours and 124,318 cycles, a decrease of 2% and an increase of 3%, respectively, over the same periods in 2005. While block hours decreased due to the decrease in fleet size, cycles increased due to a decrease in the average length of Pinnacle’s flights.
Pinnacle’s operating margin for the three months ended June 30, 2006 was 9.5%. Excluding the aforementioned charges related to the pilot post-retirement liability and the bankruptcies of Northwest and Mesaba, Pinnacle’s margin for the quarter was 10.9%, as compared to an operating margin of 10.7% for the three months ended June 30, 2005. This margin increase was primarily attributable to annual rate increases under the Company’s airline services agreement with Northwest that were greater than Pinnacle’s year-over-year unit cost increase. In addition, there was a reduction in costs related to services provided by outside vendors.
Pinnacle repaid in full the $17.0 million drawn under its revolving credit facility upon its expiration in June 2006. Pinnacle ended the quarter with cash and short-term investments totaling $78.2 million. Management believes that the Company’s current liquidity is adequate, and the Company does not have immediate plans to seek a replacement credit facility.

A time frame for discussions to resolve the status of Pinnacle’s contractual relationship with Northwest has still not been set, although Northwest has indicated that they expect such discussions will begin soon. Pinnacle also continues to negotiate with the Airline Pilots Association (“ALPA”) to amend the collective bargaining agreement between the Company and ALPA, and believes that successful conclusion of this negotiation is necessary to complete discussions with Northwest.
“I want to thank our People for another successful quarter,” said Phil Trenary, Pinnacle’s President and Chief Executive Officer. “We have continued to exceed our already high standards, and our strong operating performance will help us retain Northwest Airlines as a Customer. Satisfactory conclusion of discussions with both Northwest and the negotiating committee representing our Pilots remains our top priority.”
Non-GAAP Disclosures
This release and certain tables accompanying this release include certain financial information not prepared in accordance with generally accepted accounting principles (“GAAP”), regarding operating income, net income and EPS for the three and six months ended June 30, 2006 excluding the losses associated with the bankruptcy filings of Northwest and Mesaba, the nonrecurring charge related to the pilot post-retirement liability and the nonrecurring gain on repurchase of the note payable with Northwest. Pinnacle believes that this information is useful to investors as it indicates more clearly Pinnacle’s comparative year-to-year results. None of this information should be considered a substitute for any measures prepared in accordance with GAAP. Pinnacle has included its reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures in the accompanying schedules.
About Pinnacle
Pinnacle Airlines Corp. operates through its wholly owned subsidiary, Pinnacle Airlines, Inc., as a regional airline that provides airline capacity to Northwest Airlines, Inc. Pinnacle operates as a Northwest Airlink carrier at Northwest’s domestic hub airports in Detroit, Minneapolis/St. Paul and Memphis and the focus city of Indianapolis. Pinnacle currently operates an all-jet fleet of 124 Canadair Regional Jets and offers scheduled passenger service with 709 daily departures to 113 cities in 37 states and six Canadian provinces. Pinnacle Airlines maintains its headquarters in Memphis, Tennessee, and employs approximately 3,570 People.
Forward-Looking Statements
This press release contains various forward-looking statements that are based on management’s beliefs, as well as assumptions made by and information currently available to management. Although Pinnacle believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including those set forth in our filings with the Securities and Exchange Commission, which are available to investors at our web-site or online from the Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove erroneous, actual results may vary materially from results that were anticipated or projected. Pinnacle does not intend to update these forward-looking statements before its next required filing with the Securities and Exchange Commission.
For further information, please contact Philip Reed, Vice President of Marketing, at (901) 348-4257, or visit our Web site at www.nwairlink.com.
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Pinnacle Airlines Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,
	2006	2005
Operating revenues
Regional airline services	$202,811	$210,958
Other	1,703	1,941

Total operating revenues	204,514	212,899

Operating expenses
Salaries, wages and benefits	35,593	33,027
Aircraft fuel	27,211	28,643
Aircraft maintenance, materials and repairs	7,996	8,835
Aircraft rentals	66,031	69,589
Other rentals and landing fees	11,223	11,062
Ground handling services	21,765	23,125
Depreciation	967	1,016
Other	12,885	14,821
Provision for losses associated with bankruptcy filings of Northwest and Mesaba	1,348	—

Total operating expenses	185,019	190,118

Operating income	19,495	22,781

Operating income as a percentage of operating revenues	9.5%	10.7%

Nonoperating income (expense)
Interest expense	(1,452)	(1,069)
Interest income	645	261
Miscellaneous income, net	23	—

Total nonoperating expense	(784)	(808)

Income before income taxes	18,711	21,973
Income tax expense	6,820	8,177

Net income	$11,891	$13,796

Basic and diluted earnings per share	$0.54	$0.63

Shares used in computing basic earnings per share	21,945	21,908

Shares used in computing diluted earnings per share	21,984	21,932

Pinnacle Airlines Corp.
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except per share data)

	Six Months Ended June 30,
	2006	2005
Operating revenues
Regional airline services	$407,816	$403,709
Other	3,787	3,922

Total operating revenues	411,603	407,631

Operating expenses
Salaries, wages and benefits	70,020	64,509
Aircraft fuel	53,912	54,105
Aircraft maintenance, materials and repairs	18,258	16,073
Aircraft rentals	132,062	132,895
Other rentals and landing fees	22,474	21,204
Ground handling services	44,124	45,789
Depreciation	1,929	1,978
Other	26,435	28,226
Provision for losses associated with bankruptcy filings of Northwest and Mesaba	1,365	—

Total operating expenses	370,579	364,779

Operating income	41,024	42,852

Operating income as a percentage of operating revenues	10.0%	10.5%

Nonoperating income (expense)
Interest expense	(2,952)	(2,157)
Interest income	1,149	417
Miscellaneous income, net	51	—
Gain on extinguishment of debt	—	18,000

Total nonoperating income (expense)	(1,752)	16,260

Income before income taxes	39,272	59,112
Income tax expense	14,085	21,984

Net income	$25,187	$37,128

Basic and diluted earnings per share	$1.15	$1.69

Shares used in computing basic earnings per share	21,945	21,908

Shares used in computing diluted earnings per share	21,979	21,930

Pinnacle Airlines Corp.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	June 30,	December 31,
	2006	2005
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$32,790	$31,567
Short-term investments	45,450	44,160
Receivables, net of allowance	29,968	30,190
Spare parts and supplies, net	6,847	6,368
Prepaid expenses and other assets	11,349	5,623
Deferred income taxes, net of allowance	9,781	9,146

Total current assets	136,185	127,054

Property and equipment
Aircraft and rotable spares	39,050	39,362
Other property and equipment	20,586	19,209
Office furniture and fixtures	2,018	2,002

	61,654	60,573
Less accumulated depreciation	(19,922)	(18,038)

Net property and equipment	41,732	42,535

Other assets, primarily aircraft deposits	22,010	22,155

Debt issuance costs, net	4,088	4,198

Contractual rights under airline services agreement, net	13,834	14,435

Goodwill, net	18,422	18,422

Total assets	$236,271	$228,799

Pinnacle Airlines Corp.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	June 30,	December 31,
	2006	2005
	(Unaudited)
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$14,662	$12,945
Accrued expenses	25,066	25,158
Line of credit with First Tennessee	—	17,000
Income taxes payable	14,231	17,756
Other current liabilities	6,818	7,161

Total current liabilities	60,777	80,020

Deferred income taxes	7,736	7,426

Other liabilities	2,677	1,735

Senior convertible notes	121,000	121,000

Commitments and contingencies

Stockholders’ equity
Preferred stock, par value $0.01 per share; 1,000,000 shares authorized, no shares issued	—	—
Series A preferred stock, stated value $100 per share; one share authorized and issued	—	—
Series common stock, par value $0.01 per share; 5,000,000 shares authorized; no shares issued	—	—
Common stock, $0.01 par value; 40,000,000 shares authorized, 22,080,585 and 21,945,260 shares issued, respectively	221	219

Additional paid-in capital	85,824	85,550

Accumulated deficit	(41,964)	(67,151)

Total stockholders’ equity	44,081	18,618

Total liabilities and stockholders’ equity	$236,271	$228,799

Pinnacle Airlines Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2006	2005

Cash provided by operating activities	$21,101	$31,689

Cash used in investing activities	(2,878)	(9,604)

Cash (used in) provided by financing activities	(17,000)	9,490

Net increase in cash and cash equivalents	1,223	31,575

Cash and cash equivalents at beginning of period	31,567	34,912

Cash and cash equivalents at end of period	$32,790	$66,487

Pinnacle Airlines Corp.
Reconciliation of Non-GAAP Disclosures (Unaudited)

	Three Months Ended June 30,
			% Increase
	2006	2005	(Decrease)
	(in thousands, except per share data)
Operating Income:
Operating income in accordance with GAAP	$19,495	$22,781	(14%)
Add: Pilot post-retirement liability	1,377	—	100%
Add: Provision for losses associated with Northwest and Mesaba bankruptcy filings	1,348	—	100%

Non-GAAP operating income	$22,220	$22,781	(2%)

Operating Margin:
Operating margin in accordance with GAAP	9.5%	10.7%	(1.2) pts.
Add: Pilot post-retirement liability	0.7%	0.0%	0.7 pts.
Add: Provision for losses associated with Northwest and Mesaba bankruptcy filings	0.7%	0.0%	0.7 pts.

Non-GAAP operating margin	10.9%	10.7%	0.2 pts.

Net Income:
Net income in accordance with GAAP	$11,891	$13,796	(14%)
Add: Pilot post-retirement liability, net of related tax	883	—	100%
Add: Provision for losses associated with Northwest and Mesaba bankruptcy filings, net of related tax	785	—	100%

Non-GAAP net income	$13,559	$13,796	(2%)

Basic and Diluted EPS:
Basic and diluted EPS in accordance with GAAP	$0.54	$0.63	(14%)
Add: Pilot post-retirement liability, net of related tax	0.04	—	100%
Add: Provision for losses associated with Northwest and Mesaba bankruptcy filings, net of related tax	0.04	—	100%

Non-GAAP basic and diluted EPS	$0.62	$0.63	(2%)

Pinnacle Airlines Corp.
Reconciliation of Non-GAAP Disclosures (Unaudited)

	Six Months Ended June 30,
			% Increase
	2006	2005	(Decrease)
	(in thousands, except per share data)
Operating Income:
Operating income in accordance with GAAP	$41,024	$42,852	(4%)
Add: Pilot post-retirement liability	1,377	—	100%
Add: Provision for losses associated with Northwest and Mesaba bankruptcy filings	1,365	—	100%

Non-GAAP operating income	$43,766	$42,852	2%

Operating Margin:
Operating margin in accordance with GAAP	10.0%	10.5%	(0.5) pts.
Add: Pilot post-retirement liability	0.3%	0.0%	0.3 pts.
Add: Provision for losses associated with Northwest and Mesaba bankruptcy filings	0.3%	0.0%	0.3 pts.

Non-GAAP operating margin	10.6%	10.5%	0.1 pts.

Net Income:
Net income in accordance with GAAP	$25,187	$37,128	(32%)
Add: Pilot post-retirement liability, net of related tax	883	—	100%
Add: Provision for losses associated with Northwest and Mesaba bankruptcy filings, net of related tax	866	—	100%
Deduct: Gain on repurchase of debt, net of related tax	—	(11,302)	100%

Non-GAAP net income	$26,936	$25,826	4%

Basic and Diluted EPS:
Basic and diluted EPS in accordance with GAAP	$1.15	$1.69	(32%)
Add: Pilot post-retirement liability, net of related tax	0.04	—	100%
Add: Provision for losses associated with Northwest and Mesaba bankruptcy filings, net of related tax	0.04	—	100%
Deduct: Gain on repurchase of debt, net of related tax	—	(0.51)	100%

Non-GAAP basic and diluted EPS	$1.23	$1.18	4%

Pinnacle Airlines Corp.
Operating Statistics (Unaudited)

	Three Months Ended June 30,
	2006	2005	Change
Other Data:
Revenue passengers (in thousands)	2,340	2,111	11%
Revenue passenger miles (in thousands) (1)	1,111,012	1,086,890	2%
Available seat miles (in thousands)	1,371,539	1,482,481	(8)%
Passenger load factor (2)	81.0%	73.3%	7.7pts.
Operating revenue per available seat mile (in cents)	14.91	14.36	4%
Operating costs per available seat mile (in cents)	13.49	12.82	5%
Operating revenue per block hour	$1,977	$1,930	2%
Operating costs per block hour	$1,788	$1,724	4%
Block hours	103,471	110,301	(6)%
Cycles	63,053	63,998	(2)%
Average daily utilization (block hours)	9.17	9.26	(1)%
Average stage length (miles)	467	504	(7)%
Number of operating aircraft (end of period)	124	137	(10)%
Employees (end of period)	3,567	3,564	0%

	Six Months Ended June 30,
	2006	2005	Change
Other Data:
Revenue passengers (in thousands)	4,355	3,780	15%
Revenue passenger miles (in thousands) (1)	2,082,817	1,904,552	9%
Available seat miles (in thousands)	2,713,207	2,770,981	(2)%
Passenger load factor (2)	76.8%	68.7%	8.1pts.
Operating revenue per available seat mile (in cents)	15.17	14.71	3%
Operating costs per available seat mile (in cents)	13.66	13.16	4%
Operating revenue per block hour	$1,997	$1,937	3%
Operating costs per block hour	$1,798	$1,733	4%
Block hours	206,068	210,444	(2)%
Cycles	124,318	121,094	3%
Average daily utilization (block hours)	9.18	9.29	(1)%
Average stage length (miles)	470	498	(6)%
Number of operating aircraft (end of period)	124	137	(10)%
Employees (end of period)	3,567	3,564	0%

(1) Revenue passenger miles represents the number of miles flown by revenue passengers.
(2) Passenger load factor equals revenue passenger miles divided by available seat miles.